EXHIBIT 99.1

Seafarer Exploration Announces the Launch of its New Corporate Website

New York, N.Y.  (09/18/08)  --  Seafarer Exploration Corp. (OTCBB:  SFRX), has today announced the launch of its new corporate website at (www.seafarerexplorationcorp.com).  Tammy Sassin, Vice President, commented, “We are pleased to finally have a corporate site which can expand with the growth of our company and provide information to our shareholders.”  The site will be updated periodically as new information becomes available.

Visit the Seafarer Exploration Corp. official corporate website at:   www.seafarerexplorationcorp.com

Disclaimer

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed acquisition and other forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Contact:

Tammy Sassin, Corporate Communications
727-820-1014
tammy@seafarerexplorationcorp.com

SOURCE:  Seafarer Exploration Corp.